UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2009 (May 6, 2009)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

As previously disclosed, on September 20, 2008, the Tribal Council of the Seneca Nation of Indians accepted the resignation of Bergal L. Mitchell, III from the Board of Directors of Seneca Gaming Corporation and its subsidiaries (the “Corporation” or “SGC”).  Mr. Mitchell’s resignation followed disclosures made to the Corporation by federal authorities, and also reported in the local press, that he is being investigated for possible fraudulent activity in connection with the Corporation’s acquisition of the land in Lewiston, New York, upon which the Corporation’s Seneca Hickory Stick Golf Course is being constructed.  We understand that at this time no other director or member of the Corporation’s senior management is a subject of federal investigation in this matter.

In late September 2008, the Audit Committee of SGC commenced an internal investigation (and retained the investigative firm of Manuel, Daniels, Burke International, LLC (“MDBI”) to conduct such investigation) to determine, among other things, what information, if any, exists that would suggest that current or former directors, officers or employees of SGC engaged in improprieties (other than the alleged activities of Bergal Mitchell referred to above) in connection with the acquisition of the land to be used for the Seneca Hickory Stick Golf Course.  In its report, MDBI found that, based on its investigation, there is no evidence to indicate that any other Board member or employee of SGC was involved in any malfeasance associated with such land acquisition. The investigation also involved determining what information, if any, exists that would suggest that Mr. Mitchell engaged in any potentially unlawful or unethical conduct in connection with any other business of SGC.  Within the scope of its investigation, MDBI stated that it did not identify any other fraudulent activity by employees or Board members of SGC.

Among the issues reviewed, were the circumstances surrounding the resignations of the former Chief Executive Officer, John Pasqualoni, and the Chief Operating Officer, Joseph D’Amato in February of 2007.  Messrs. Pasqualoni and D’Amato stated in interviews that they both left for personal reasons but emphasized their concerns regarding two attempts involving two directors who are no longer on the board, including one involving Mr. Mitchell, to cause the increase in the prices to be paid for two contracts with SGC for no legitimate purpose.  The prices for such contracts were not so increased.

In presenting the report to the full Board of Directors of SGC, the Audit Committee, based on the MDBI report, recommended, among other things, that SGC and the Audit Committee continue to work on enhancing internal controls and related party transaction disclosure and approval procedures.

Members of senior management of the Corporation will be available to answer questions regarding the findings of the final report discussed above, as well as other matters, during the Corporation’s next conference call for investors and other members of the financial community.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: May 7, 2009		/s/ Rajat Shah
	Name:	Rajat Shah
	Title:	Senior Vice President of Corporate Development and
General Counsel